Exhibit 4.10

E* TRADE FINANCIAL CORPORATION,

as Issuer

and

THE BANK OF NEW YORK,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 27, 2007

12.5% Springing Lien Notes Due 2017

FIRST SUPPLEMENTAL INDENTURE, dated as of December 27, 2007 (the “Supplemental Indenture”) to the Indenture dated as of November 29, 2007 (the “Base Indenture,” and as supplemented by this Supplemental Indenture, the “Indenture”), between E*TRADE FINANCIAL CORPORATION (the “Company”), a Delaware corporation, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture and up to $1,936,000,000 (plus any Capitalized Interest) aggregate principal amount of the Company’s 12.5% Springing Lien Notes due 2017 (the “Notes”);

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Supplemental Indenture in order to correct a defect in the Base Indenture and the Notes issued thereunder, including all Notes issued prior to the date hereof and any Notes issued on or after the date hereof;

WHEREAS, Section 9.01(a) of the Base Indenture provides that a supplemental indenture may be entered into without the consent of the holders of any Notes by the Company and the Trustee to cure any ambiguity, defect or inconsistency in the Indenture or the Notes, provided certain conditions are met;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE:

The Company agrees with the Trustee, for the equal and ratable benefit of the holders of the Notes, that the Base Indenture and all Notes issued prior to the date hereof and any Notes issued on or after the date hereof are supplemented and amended, to the extent expressed herein, as follows:

ARTICLE 1

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 1.01. Scope Of Supplemental Indenture; General. This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions specific reference is hereby made, and all Notes issued or to be issued under the Base Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

ARTICLE 2

CORRECTIVE AMENDMENTS

Section 2.01. Exhibit A of the Base Indenture and all Notes issued prior to the date hereof and any Notes issued on or after the date hereof are hereby amended to include the following legend is hereby amended to include the following legend:

THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER. FOR INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE DATE, AND THE YIELD TO

MATURITY OF THE NOTE, PLEASE CONTACT: SENIOR VICE PRESIDENT, CORPORATE TAX, E*TRADE FINANCIAL CORPORATION AT BALLSTON TOWER, 671 NORTH GLEBE ROAD, 14TH FLOOR, ARLINGTON, VA 22203.

The Trustee is directed to affix such legend on all Notes heretofore issued.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 3.02. Counterparts. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 3.03. Trustee Not Responsible For Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture except that the Trustee represents that it is duly authorized to execute and deliver this Supplemental Indenture and perform its obligations hereunder.

Section 3.04. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

E*TRADE FINANCIAL CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

E* TRADE FINANCIAL CORPORATION,

as Issuer

and

THE BANK OF NEW YORK,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

Dated as of January 18, 2008

12.5% Springing Lien Notes Due 2017

SECOND SUPPLEMENTAL INDENTURE, dated as of January 18, 2008 (the “Second Supplemental Indenture”) to the Indenture dated as of November 29, 2007 (the “Base Indenture,” and as supplemented by the First Supplemental Indenture, dated as of December 27, 2007 (the “First Supplemental Indenture”), the “Indenture”), between E*TRADE FINANCIAL CORPORATION (the “Company”), a Delaware corporation, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the “Trustee”).

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture, the First Supplemental Indenture and up to $1,936,000,000 (plus any Capitalized Interest) aggregate principal amount of the Company’s 12.5% Springing Lien Notes due 2017 (the “Notes”);

WHEREAS, the Company now wishes to issue $150,000,000 aggregate principal amount of the Company’s 12.5% Springing Lien Notes due 2017 (the “Additional Notes”) as provided for under the Base Indenture;

WHEREAS, Section 2.02 of the Base Indenture provides that the Company may not issue and the Trustee may not authenticate the Additional Notes unless the Final Closing has occurred;

WHEREAS, the Final Closing has not occurred;

WHEREAS, Section 9.02(a) of the Base Indenture provides that the Company and the Trustee may amend the indenture with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes, provided certain conditions are met;

WHEREAS, the Holders of a majority in aggregate principal amount of the outstanding Notes have consented to the issuance of the Additional Notes in advance of the Final Closing;

WHEREAS, the Company desires and has requested the Trustee to join it in the execution and delivery of this Second Supplemental Indenture in order to remove the limitation preventing the issuance of the Additional Notes unless the Final Closing has occurred;

WHEREAS, the conditions set forth in the Indenture for the execution and delivery of this Second Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done;

NOW, THEREFORE:

The Company agrees with the Trustee, for the equal and ratable benefit of the holders of the Notes, that the Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE 4

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 4.01. Scope Of Supplemental Indenture; General. This Second Supplemental Indenture supplements the provisions of the Indenture, to which provisions specific reference is hereby made. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

ARTICLE 5

AMENDMENTS

The last sentence of Section 2.02 of the Base Indenture is hereby deleted.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 6.02. Counterparts. This Second Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

Section 6.03. Full Force and Effect. Except as amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified, and confirmed by the Company and the Trustee. The consent of the Holders to this Second Supplemental Indenture shall not constitute an amendment or waiver of any provision of the Indenture except to the extent expressly set forth herein, and shall not be construed as a waiver of or consent to any further or future action on the part of the Company or waiver of any Default or Event of Default, except to the extent expressly set forth herein.

Section 6.04. Trustee Not Responsible For Recitals. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture except that the Trustee represents that it is duly authorized to execute and deliver this Second Supplemental Indenture and perform its obligations hereunder.

Section 6.05. This Second Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Second Supplemental Indenture shall henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

E*TRADE FINANCIAL CORPORATION

By:
Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

FORM OF CONSENT TO SECOND SUPPLEMENTAL INDENTURE

January 18, 2008

Pursuant to Section 9.02(a) of the Indenture, the undersigned Holder, holding a majority of the aggregate principal amount of the outstanding Notes, hereby consents to the amendment of the Indenture in the manner set forth in the Second Supplemental Indenture, to be dated as of the date hereof, among the Company and the Trustee, in the form attached hereto (the “Second Supplemental Indenture”). Capitalized terms used, but not defined, in this consent shall have the meaning defined (including by reference) in the Second Supplemental Indenture.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the date first above written.

Wingate Capital Ltd.

By:	Citadel Limited Partnership, its Portfolio Manager

By:
Name:	Christopher L. Ramsay
Title:	Authorized Signatory